                                    BY-LAWS

                                       OF

                             PACIFIC CIRCUITS, INC.



                                   ARTICLE I.

                                PLACE OF BUSINESS

       Section 1. PRINCIPAL LOCATION. The principal office of the corporation for the transaction of business shall be at such location as the Board of Directors shall determine from time to time.

       Section 2. ADDITIONAL OFFICES. Additional business offices may be established at such other places as the Board of Directors may from time to time designate.

                                   ARTICLE II.

                                 CORPORATE SEAL

       The corporate seal of the corporation shall consist of two concentric circles between which the name of the corporation shall appear. Within the inner circle the words "Corporate Seal 1978" shall be inscribed. The corporate seal as shown by the impression in the margin hereof is hereby adopted as the corporate seal of the corporation.

                                  ARTICLE III.

                                    DIRECTORS

       Section 1. NUMBER. The number of directors shall be three.

       Section 2. TERM. The directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve for a term of one year or until his successor shall be elected and shall qualify, until his death, until he shall resign, or until he shall be removed; provided that in the event of failure to hold such meeting or to hold such election at such meeting, the directors may be elected at any special meeting of the stockholders called for that purpose.

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       Section 3. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present, or, if only one director shall be present, such director, may adjourn the meeting from time to time until a quorum is obtained. Notice of any adjourned meeting need not be given other than by announcement at the meeting which shall be so adjourned. Any meeting at which a quorum for any purpose is present may likewise be adjourned. At any adjourned meeting any business may be transacted or taken at the meeting as originally called.

       Section 4. NOTICES. Any notice of meeting required to be given or which may be given to a director shall be personally served or mailed by certified mail, return receipt requested, by United States Mail, postage prepaid, properly addressed to the last known address of such director and shall be deemed to be given and received if mailed three (3) days following the date of mailing. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

       Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, and shall be called by the President on the written request of any two directors. Written notice of special meetings of directors shall be given to each director at least three days before the meeting.

       Section 6. POWERS AND DUTIES. The Board of Directors shall be responsible for the management of the business of the corporation, and, subject to the restrictions imposed by law, by the charter of the corporation, or by these By-Laws, may exercise all the powers of the corporation.

       Section 7. SALARY. Directors may receive a salary for their services as directors but any such salary must be approved by unanimous vote of all of the directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor so long as the compensation is approved by the directors.

       Section 8. VACANCY. Any vacancy that occurs in the Board of Directors may be filled by a majority of the remaining directors and each director so elected shall hold office until his successor is elected at the next meeting of stockholders held for that purpose.

       Section 9. CONSENT AND WAIVER OF NOTICE. Any transactions of the directors at any meeting thereof, regardless of how or whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors entitled to vote and not present in person sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the secretary of this corporation and made a part of the records of the meeting.

       Whenever any notice whatsoever is required to be given under the provisions of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual giving of such notice.

       Any action, which under any provision of these By-Laws might be taken at a meeting of the directors, may be taken without a meeting if a record of memorandum thereof be made in writing and signed by all of the directors who would be entitled to vote at a meeting for such purpose and such record or memorandum be filed with the secretary and made a part of the corporate records.

                                   ARTICLE IV.

                                    OFFICERS

       section 1. ELECTION AND QUALIFICATIONS. The officers of this corporation shall consist of a President, a Vice-President, a Treasurer, a Secretary, and such other officers as may be chosen by the Board of Directors. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or these By-Laws to be executed, acknowledged or verified, as the case may be, by any two or more officers, except that when all of the issued and outstanding stock of the corporation is owned by one person, and such person holds all of the officer positions, then such person may execute, acknowledge or verify any such instrument in more than one capacity.

       Section 2. TERMS AND COMPENSATION. The term of office and the salary of each of said officers, and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time, and at any time at its pleasure. Any officer may be removed at any time by the Board.

                                   ARTICLE V.

                          POWERS AND DUTIES OF OFFICERS

       Section 1. PRESIDENT. The powers and duties of the President shall be:

       (1)    To preside at all meetings of the Board of Directors.

       (2) To call all meetings of the Board of Directors to be held at such times and places as are provided by these By-Laws.

       (3) Except when otherwise directed by the Board of Directors, to affix with the Secretary the signature of the corporation to all deeds, conveyances, mortgages and other papers and instruments in writing that may require the same, to sign certificates of stock of the corporation, and to supervise and control, subject to the direction of the Board of Directors, all officers, agents and employees of the corporation.

       Section 2. VICE-PRESIDENT. In case of the absence, disability or death of the President, the Vice-President of this corporation shall have such powers and perform such duties as may be granted or prescribed by the Board of Directors from time to time.

       Section 3. SECRETARY. The powers and duties of the Secretary shall be:

       (1) To keep full and complete records of the meetings of the Board of Directors and of the stockholders.

       (2) To keep the seal of the corporation and to affix the same to all instruments which may require it.

       (3) To countersign all documents described above in Article V, Section 1(3) except when otherwise directed by the Board of Directors.

       (4) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone.

       (5) To supervise and control the keeping of the accounts and books of the corporation.

       (6) To transfer upon the books of the corporation any and all shares of its stock; provided, however, that no certificate of stock shall be issued or delivered, or if issued or delivered, shall have any validity whatsoever, until and unless it has been signed by the President of the corporation.

       (7) Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

       Section 4. TREASURER. The Treasurer shall receive all moneys belonging to or paid unto the corporation and give receipts therefor, and shall deposit such moneys, as he shall be directed by the Board of Directors, with one or more solvent and reputable banks to be designated by the Board of Directors, and shall keep full and complete records of the funds received and the disbursement thereof. He shall render to the stockholders at the regular annual meeting thereof, and also to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the President may require, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may from time to time be prescribed by the Board of Directors. He shall exhibit or cause to be exhibited the books of the corporation to the Board of Directors, or to any committee appointed by the Board, or to any director on application during business hours, or to any other person entitled to inspect such books pursuant to pertinent provisions of the Business Corporation Act of the State of Washington.

                                   ARTICLE VI.

                                  STOCKHOLDERS

       Section 1. PLACE OF MEETING. Notwithstanding anything to the contrary in these By-Laws provided, any meeting (whether annual, special or adjourned) of the stockholders of this corporation may be held at any place within or without the State of Washington which has been designated therefor by the Board of Directors.

       Section 2. ANNUAL MEETINGS. Subject to the foregoing provision, the annual meeting of the stockholders shall be held at the principal office of the corporation in the City of Redmond, State of Washington, at the hour of 6 PM. on the 1st day of April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday. At said annual meeting, directors of the corporation shall be elected, reports of the affairs of the corporation shall be considered and any other business may be transacted which is within the powers of the stockholders to transact.

       No notice need be given of the annual meeting of the stockholders except that at least ten days' written notice of the general nature of the business or proposal shall be given as in the case of a special meeting of the stockholders before action other than election of directors can be taken.

       In the event the annual meeting be not held, or the directors be not elected thereat, the directors may be elected at a special meeting held for that purpose, and it shall be the duty of the President, the Vice President, or the Secretary, upon the demand of any stockholder entitled to vote at such meeting, to call such special meeting.

       Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President or by the Board of Directors or by one or more stockholders holding not less than one-fifth of the voting power of the corporation.

       Section 4. NOTICE OF SPECIAL MEETINGS. Notice of special meetings of stockholders shall be given by written notice personally served on each stockholder, or deposited in the United States mail, postage prepaid, and addressed to him at his last known post office address appearing upon the books of the corporation or supplied by him to the corporation for the purpose of notice at least ten days before the time fixed for holding said meeting. Such notice, if mailed, shall be deemed to be given and received three (3) days following the date of mailing.

       Upon a request being made by written notice to the President, a Vice-President or the Secretary by any person or persons thus empowered to call such meeting, such officer shall give notice to the stockholders that such meeting has been called for the purpose or purposes stated in such request and is to be held at a specified time, which time as fixed by such officer shall not be less than ten, nor more than thirty-five, days after receipt of such request. If notice of such meetings be not given to the stockholders by such officer within said time, such person or persons making such request may fix the time of meeting and give notice thereof in the manner provided by these By-Laws.

       Section 5. CONSENT AND WAIVER OF NOTICE. Any transactions of the stockholders at any meeting thereof, regardless of how or whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote and not present in person or by proxy sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Secretary and made a part of the records of the meeting.

       Whenever any notice whatsoever is required to be given under the provisions of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual giving of such notice.

       Any action, which under any provisions of these By-Laws might be taken at a meeting of the stockholders, may be taken without a meeting if a record of memorandum thereof be made in writing and signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose and such record or memorandum be filed with the Secretary and made a part of the corporate records.

       Section 6. QUORUM, VOTING AND PROXIES. At all meetings of the stockholders (whether annual, special or adjourned) the presence in person or by proxy in writing of the holders of a two-thirds majority of the shares entitled to vote at that meeting shall constitute a quorum for the transaction of business. Each share of stock shall entitle the duly qualified and registered holder thereof to one vote. All proxies shall be in writing subscribed by the party entitled to vote the number of shares represented thereby, or by his duly authorized attorney, and no such proxy shall be valid or confer any right or authority to vote or act thereunder unless such proxy has been offered for filing to, and left with, the Secretary of the corporation prior to the meeting at which the same is to be used; provided, however, that in case any meeting of stockholders whatsoever (whether annual, special or adjourned) shall have been for any cause adjourned, proxies shall be valid and may be used at such adjourned meeting, which have been offered for filing to, and left with the Secretary of the corporation prior to the date upon which said adjourned meeting shall in fact be held.

       Section 7. PROPORTIONAL METHOD OF REPRESENTATION. In the election of directors, every stockholder of record shall have the right to multiply the number of votes to which he may be entitled (one vote for every share standing in his name) by the number of directors to be elected, and he may cast all such votes for one candidate or he may distribute them among any two or more candidates.

       Section 8. ADJOURNMENTS. Any business which might be transacted at an annual meeting of the stockholders may be done at a special or at an adjourned meeting. If no quorum be present at any meeting of the stockholders (whether annual, special or adjourned) such meeting may be adjourned by those present from day to day, or from time to time, until such quorum be obtained, such adjournment and the reasons therefor being recorded in the journal or minutes of proceedings of the stockholders, and no notice whatsoever need be given of any such adjourned meeting if the time and place of such meeting be fixed at the meeting adjourned.

       Section 9. PRESIDING OFFICER MAY VOTE. At any meeting of stockholders the presiding officer may vote upon all questions, the same as any other stockholder.

                                  ARTICLE VII.

                                  CAPITAL STOCK

       Section 1. CLASS. The capital stock of this corporation shall consist of a single class of common stock having full voting privileges and shall consist of such other classes as may be authorized by the Articles of Incorporation as they may be amended from time to time.

       Section 2. CERTIFICATES. The shares of the corporation shall be represented by certificates prepared by the Board of Directors and signed by the President or the Vice-President, and by the Secretary or an assistant Secretary, or the Treasurer or an assistant Treasurer, and sealed with the seal of the corporation or a facsimile thereof. The certificates shall be numbered consecutively and in the order in which they are issued; and a stock register shall be maintained in which shall be entered the name of the person to whom the shares represented by each certificate are issued, the number and class or series of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value.

       Section 3. SUBSCRIPTIONS. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. If default be made in the payment of any installment as required by such resolution, the Board may declare the shares and all previous payments thereon forfeited for the use of the corporation, in the manner prescribed by statute.

       Section 4. TRANSFER OF SHARES. The shares of the corporation shall be assignable and transferable only on the books and records of the corporation by the registered owner, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

       Section 5. RETURNED CERTIFICATES. All certificates for shares changed or returned to the corporation for transfer shall be marked by the Secretary "Cancelled" with the date of cancellation, and the transaction shall be immediately recorded in the transfer book opposite the memorandum of their issue. The returned certificates shall be retained by the Secretary and filed with the stock register.

       Section 6. LOST CERTIFICATES. Any person claiming a stock certificate to be lost or destroyed shall make an affidavit or an affirmation of the fact and shall advertise the same in such manner as the Board of Directors may determine and, if the directors require, shall give the corporation a bond of indemnity in form and with sureties satisfactory to the Board, in an amount to be fixed by the Board whereupon a new certificate may be issued of the same tenor and for the same number of shares as the certificate alleged to be lost or destroyed.

                                 ARTICLE VIII.

                                BOOKS AND RECORDS

       The books and records of the corporation may be kept within or without the State of Washington in such place or places as may from time to time be designated by resolution of the Board of Directors.

                                   ARTICLE IX.

                                   AMENDMENTS

       These By-Laws may be amended or repealed and new and additional By-Laws may be made from time to time and at any time by majority vote of all of the directors.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

       Section 1. INSTRUMENTS IN WRITING. Notwithstanding any other provision hereof, all checks, drafts and demands for money of the corporation shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by the Board of Directors.

       Section 2. FISCAL YEAR. The fiscal year of this corporation shall be set by resolution of the Board of Directors.

       KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, being the Board of Directors of PACIFIC CIRCUITS, INC., a Washington corporation, organized and existing under the laws of the State of Washington, do hereby certify that the foregoing code of By-Laws was duly adopted by resolution of the Board of Directors of the corporation on the 1st day of April, 1978.


                                         /s/ Melissa L. Hirsch (Coley)
                                         ----------------------------------
                                         Melissa L. Hirsch (Coley) Director


                                         /s/ Lewis O. Coley III
                                         ----------------------------------
                                         Lewis O. Coley III        Director


                                         /s/ Julaine J. Coley
                                         ----------------------------------
                                         Julaine J. Coley          Director

                            FIRST AMENDMENT TO BYLAWS

                                       OF

                             PACIFIC CIRCUITS, INC.

       Lewis 0. Coley, III (Trey) and Julaine J. Coley, being the sole two members of the Board of Directors of Pacific Circuits, Inc., and having full authority as the Board of Directors to amend the Bylaws of Pacific Circuits, Inc., do hereby amend said Bylaws as set forth below, and such action is then effective January 1, 1989, the date of this document notwithstanding, pursuant to the laws and the statutes of the State of Washington and pursuant to the resolution contained in paragraph 5 of the Annual Minutes of 1990.

       Section 2 of Article X of the Bylaws shall be modified to read as follows:

       Section 2. FISCAL YEAR. The fiscal year of the Corporation shall commence on January 1st and end on December 31st.

DATED this 2nd day of April, 1991.


/s/ Lewis O. Coley                         /s/ Julaine J. Coley
-------------------------------            ----------------------------------
Lewis 0. Coley, III (Trey)                 Julaine J. Coley
Director                                   Director

                           SECOND AMENDMENT TO BYLAWS

                                       OF

                             PACIFIC CIRCUITS, INC.


       Lewis 0. Coley, III (Trey) and Julaine J. Coley, being the sole two members of the Board of Directors of Pacific Circuits, Inc., and having full authority as the Board of Directors to amend the Bylaws of Pacific Circuits, Inc., do hereby amend said Bylaws as set forth below, and such action is then effective January 1, 1991, the date of this document notwithstanding, pursuant to the laws and the statutes of the State of Washington and pursuant to the resolution contained in paragraph 6 of the Annual Minutes of 1990.

       Section 2 of Article VI of the Bylaws shall be modified to read as follows:

              Section 2. ANNUAL MEETINGS. Subject to the foregoing provision, the annual meeting of the stockholders shall be held at the principal office of the corporation in the City of Redmond, State of Washington, at the hour of 2:00 P.M. on the first Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday. At said annual meeting, directors of the corporation shall be elected, reports of the affairs of the corporation shall be considered and any other business may be transacted which is within the powers of the stockholders to transact.

              No notice need be given of the annual meeting of the stockholders except that at least ten days' written notice of the general nature of the business or proposal shall be given as in the case of a special meeting of the stockholders before action other than election of directors can be taken.

              In the event the annual meeting not be held, or the directors be not elected thereat, the directors may be elected at a special meeting held for that purpose, and it shall be the duty of the President, the Vice-President, or the Secretary, upon the demand of any stockholder entitled to vote at such meeting, to call such special meeting.

DATED this 2nd day of April, 1991.


/s/ Lewis O. Coley                         /s/ Julaine J. Coley
-------------------------------            ----------------------------------
Lewis O. Coley, III (Trey)                 Julaine J. Coley
Director                                   Director

                            THIRD AMENDMENT TO BYLAWS
                                       OF
                             PACIFIC CIRCUITS, INC.

       Lewis 0. Coley, III (Trey) and Julaine J. Coley, being the sole two members of the Board of Directors of Pacific Circuits, Inc., and having full authority as the Board of Directors to amend the Bylaws of Pacific Circuits, Inc., do hereby amend said Bylaws as set forth below, and such action is then effective April 2, 1991, the date of this document notwithstanding, pursuant to the laws and the statutes of the State of Washington and pursuant to the resolution contained in paragraph 2 of the Annual Minutes of 1991.

         Section 1 of Article III of the Bylaws shall be amended to read as follows:

                                  Article III

                                   DIRECTORS

       Section 1. NUMBER. The number of directors shall be two.

DATED this 2nd day of April, 1991.

/s/ Lewis O. Coley                         /s/ Julaine J. Coley
-------------------------------            ----------------------------------
Lewis O. Coley, III (Trey)                 Julaine J. Coley
Director                                   Director

                           FOURTH AMENDMENT TO BYLAWS
                                       OF
                             PACIFIC CIRCUITS, INC.


       Lewis 0. Coley, III (Trey), being the sole member of the Board of Directors of Pacific Circuits, Inc. (the "Company"), and having full authority as the Board of Directors to amend the Bylaws of the Company, does hereby amend said Bylaws as set forth below, and such action is effective as of the date set forth below, pursuant to RCW 23B.02.020(3)(ii), Article VIII of the Company's Articles of Incorporation, as amended, and the resolution contained in the Consent of Sole Director of even date herewith.

       (1) Section 1 of Article III of the Bylaws shall be amended to read as follows:

                                  Article III

                                    DIRECTORS

       Section 1. NUMBER. The number of directors shall be one (1).

(2) Section 7 of Article VI of the Bylaws shall be amended to read as follows:

                                   Article VI

                                  STOCKHOLDERS

       Section 7. NO CUMULATIVE VOTING. No shareholder will be entitled to cumulate his votes at any election of directors.

DATED effective as of this 16th day of July, 1998.




/s/  Lewis O. Coley
-------------------------
Lewis O. Coley, III (Trey)
Director

                            FIFTH AMENDMENT TO BYLAWS
                                       OF
                             PACIFIC CIRCUITS, INC.

       Lewis 0. Coley, III (Trey), being the sole member of the Board of Directors of Pacific Circuits, Inc. (the "Company"), and having full authority as the Board of Directors to amend the Bylaws of the Company, does hereby amend said Bylaws as set forth below, and such action is effective as of the date set forth below, pursuant to RCW 23B.02.020(3)(ii), Article VIII of the Company's Articles of Incorporation, as amended, and the resolution contained in the Consent of Sole Director of even date herewith.

       Section 1 of Article III of the Bylaws shall be amended to read as follows:

                                   Article III

                                    DIRECTORS

       Section 1. NUMBER. The number of directors shall be nine (9).

DATED effective as of this 14th day of December, 1998.



/s/  Lewis O. Coley
-------------------------------
Lewis 0. Coley, III (Trey)
Director